Exhibit 99.1

Sybase Reports Record Third Quarter Revenue and Earnings, Driven by 32% Database License Growth and 18% Messaging Growth

GAAP EPS Increases 17% to $0.43; Non-GAAP EPS Up 16% to $0.63

Management Raises Full-Year Guidance for Revenue, Earnings, and Cash Flow

DUBLIN, Calif.--(BUSINESS WIRE)--October 22, 2009--Sybase, Inc. (NYSE:SY), an industry leader in delivering enterprise and mobile software, today reported financial results for the third quarter ended September 30, 2009.

Highlights:

  Historical third quarter records achieved in total revenue, operating income, operating margin, net income, EPS, and cash flow from operations
  Database license revenue increased 32% and 35% in constant currency
  Messaging services increased 18% and 23% in constant currency
  GAAP operating income up 34% to $70.9 million, representing operating margin of 24%
  Non-GAAP operating income up 28% to $86.9 million, representing operating margin of 30%
  GAAP EPS up 17% to $0.43, non-GAAP EPS up 16% to $0.63
  Cash flow from operations increased 95% to $104.9 million

2009 Third Quarter Results

Total revenue for the third quarter of 2009 was $293.4 million compared with $284.0 million in the third quarter of 2008. License revenue grew to $96.2 million versus $92.9 million in the third quarter of 2008. Services revenue was $144.4 million, and messaging revenue was $52.8 million in the 2009 third quarter.

Sybase’s third quarter total revenue reflects a 3% negative impact from foreign currency exchange rates. Absent the impact of currency, license revenue and total revenue both increased 6% year over year.

Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the third quarter increased 34% year over year to $70.9 million, representing an operating margin of 24%.

For the quarter, the company reported GAAP net income of $38.5 million and GAAP earnings per diluted share (EPS) of $0.43. This compares with 2008 third quarter GAAP net income of $32.1 million and GAAP EPS of $0.37.

Non-GAAP operating income for the 2009 third quarter increased 28% year over year to $86.9 million, representing a 30% operating margin.

Non-GAAP net income for the third quarter grew 18% year over year to $56.0 million. Non-GAAP EPS grew 16% year over year to $0.63.

Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, imputed interest related to our convertible debt, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items.

Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the third quarters of 2008 and 2009.

Cash flow from operations was $104.9 million in the quarter.

Chairman, CEO and President of Sybase John Chen stated, "We are very pleased to deliver all-time third-quarter highs in total revenue, operating margin, net income, and cash flow from operations. Our performance was driven by solid growth in analytics and messaging services.”

Added Mr. Chen, “We are most encouraged by the strategic business wins we secured during the quarter with Verizon, Siemens, and IBM to build mobile applications on Sybase technology. These wins extend our position as the global leader in mobile middleware, mobile device management, and mCommerce.

“Due to our stronger-than-expected performance year to date, we are on pace to achieve our third consecutive record year, and we are again raising our full-year 2009 outlook,” concluded Mr. Chen.

Balance Sheet and Other Data

At September 30, 2009, Sybase reported $1.2 billion in cash and cash investments, including restricted cash of $18.0 million.

During the quarter, the company completed a $400 million private placement of 3.5% convertible notes. Sybase intends to use the net proceeds of this private placement to redeem its existing 1.75% convertible notes. In conjunction with the private placement, the company increased its repurchase program by $150 million and spent $70 million to repurchase its common stock and approximately $50 million to repurchase its 1.75% convertible notes.

As of September 30, 2009, $92.4 million remained authorized under the company’s current share repurchase program.

Days sales outstanding (DSO) for the third quarter was 67.

Guidance

For the fourth quarter ending December 31, 2009, management anticipates total revenue in the range of $305 million to $310 million. Management anticipates non-GAAP fully diluted EPS in the range of $0.66 to $0.68 and GAAP EPS in the range of $0.52 to $0.54.

For full-year 2009, management is raising guidance for total revenue to a range of $1.14 billion to $1.15 billion from prior expectations of $1.11 billion to $1.12 billion. Management is raising guidance for non-GAAP EPS to a range of $2.33 to $2.35 from previous guidance of $2.23 to $2.27. Management is raising GAAP EPS to a range of $1.71 to $1.73, which compares with previous guidance of $1.67 to $1.71. Management is also raising expectations for full-year 2009 cash flow from operations to at least $295 million from prior expectations of at least $275 million.

A summary of the company's 2009 guidance assumptions and a reconciliation to the company’s previous guidance assumptions are as follows:

2009 Guidance Assumptions

	GAAP		Non-GAAP

Revenue Growth
2009 forecasted revenue growth - constant currency (1)	5%	6%	5%	6%
2009 forecasted foreign exchange impact on revenue growth (2)	(4%)	(4%)	(4%)	(4%)
2009 forecasted revenue growth - reported	1%	2%	1%	2%

EPS Reconciliation
Prior 2009 EPS guidance	1.67	1.71	2.23	2.27

Increase due to foreign exchange impact	0.05	0.05	0.07	0.07
Increase due to operations	0.14	0.14	0.14	0.14
Amortization of acquisition-related intangible assets	(0.01)	(0.01)	0.00	0.00
Stock-based compensation	0.01	0.01	0.00	0.00
Interest on convertible debt	(0.11)	(0.11)	(0.05)	(0.05)
Auction rate securities	(0.04)	(0.04)	0.00	0.00
Tax effect from change above	0.00	0.00	(0.03)	(0.03)
Tax rate change	0.01	(0.01)	(0.02)	(0.04)
WASO impact due to higher share count	(0.01)	(0.01)	(0.01)	(0.01)

2009 EPS guidance	$1.71	$1.73	$2.33	$2.35

(1) No change
(2) Prior assumption was (7%)
Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

Conference Call and Webcast Information

The Sybase 2009 third quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Thursday, October 22, 2009. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on October 29, 2009. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #8110814. Additionally, the archived Webcast will be available through January 21, 2010 at http://www.sybase.com/about_sybase/investorrelations.

About Sybase, Inc.

Sybase is an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information. We are recognized globally as the performance leader, proven in the most data-intensive industries and across all systems, networks and devices. For 25 years, our information management, analytics and enterprise mobility solutions have powered the world’s most mission-critical systems in financial services, telecommunications, manufacturing and government. For more information, visit http://www.sybase.com. Read Sybase blogs: http://blogs.sybase.com.

Forward-Looking Statements

Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. These statements include the financial projections included in the guidance section of the release. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and credit market conditions; software industry sales trends; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations or strategic relationships engaged in by the company or by competitors; shifts in our business strategy; the interoperability of our products with other software products; system failures or other issues that impact our ability to deliver mobile messages; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its quarterly reports on Form 10-Q for the three-month periods ended March 31, 2009 and June 30, 2009.

Note Regarding Non-GAAP Financial Measures

In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), the imputed interest expense on our convertible notes, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, impairment charges to our ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provides investors an enhanced view of our operations and facilitates comparisons with the results of other periods. In 2009, GAAP changed to require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued in a private placement in February 2005 and on our $400 million 3.5% convertible senior notes that were issued in a private placement in August 2009, the “imputed interest expense.” The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.

We maintain a rabbi trust for our deferred compensation plan that was established to allow certain employees the opportunity to defer the receipt of compensation. Plan participants elect to defer a portion of their compensation and these amounts are deemed invested in investment options that mirror the participants’ 401(k) plan investment elections. The rabbi trust for the deferred compensation plan is structured in accordance with IRS guidelines and the assets in the trust are subject to the claims of our general creditors. The gains and losses on assets in the deferred compensation plan are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these gains and losses provides investors an enhanced view of our operational performance and these gains and losses are unrelated to operational performance in any particular period.

Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses, restructuring costs, and other expense and income items described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

  These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
  The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

  Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

  Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

  Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

  While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.
  Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, imputed interest on our convertible debt, and gains and losses on assets in our deferred compensation plan will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share and per share data)	2009	2008 (1)
	(Unaudited)

Current assets:
Cash and cash equivalents	$906,937	$611,364
Short-term investments	198,339	8,689
Total cash, cash equivalents and short-term investments	1,105,276	620,053

Restricted cash	17,973	2,773
Accounts receivable, net	218,662	270,400
Deferred income taxes	43,173	45,524
Prepaid income taxes	9,610	4,932
Other current assets	31,205	34,208

Total current assets	1,425,899	977,890

Long-term investments	77,447	15,513
Property, equipment and improvements, net	59,067	62,263
Deferred income taxes	3,671	17,794
Capitalized software, net	83,973	82,400
Goodwill, net	529,938	527,151
Other purchased intangibles, net	93,818	113,970
Other assets	39,146	29,341

Total assets	$2,312,959	$1,826,322

Current liabilities:
Accounts payable	$25,966	$26,300
Accrued compensation and related expenses	74,819	80,031
Accrued income taxes	25,646	17,562
Other accrued liabilities	124,253	124,050
Deferred revenue	204,976	211,903
Convertible subordinated notes	417,961	-

Total current liabilities	873,621	459,846

Other liabilities	43,018	44,788
Deferred income taxes	36,525	11,898
Long-term tax liability	42,505	32,082
Long-term deferred revenue	5,786	4,535
Convertible subordinated notes	326,455	438,299

Total stockholders' equity and temporary equity	985,049	834,874

Total liabilities, stockholders' equity and temporary equity	$2,312,959	$1,826,322

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2009	2008 (1)	2009	2008 (1)

Revenues:
License fees	$96,175	$92,939	$279,577	$261,578
Services	144,400	146,295	418,961	432,286
Messaging	52,844	44,744	140,351	132,975

Total revenues	293,419	283,978	838,889	826,839

Costs and expenses:
Cost of license fees	18,206	18,151	44,671	47,818
Cost of services	38,078	40,225	113,744	122,185
Cost of messaging	35,619	28,107	90,203	80,618
Sales and marketing	60,606	70,347	187,098	212,912
Product development and engineering	33,508	37,451	104,187	109,059
General and administrative	32,667	32,831	96,621	102,969
Amortization of other purchased intangibles	3,804	3,920	11,283	11,009
Cost of restructure	17	39	18	58

Total costs and expenses	222,505	231,071	647,825	686,628

Operating income	70,914	52,907	191,064	140,211

Interest income and expense and other, net	(8,001)	(1,455)	(18,789)	(1,083)

Total other-than-temporary impairment losses	(1,811)	(3,267)	(3,609)	(9,552)
Losses recognized in, or reclassified from, other comprehensive income	(1,919)	-	(2,307)	-
Total other-than-temporary impairment losses recognized in earnings	(3,730)	(3,267)	(5,916)	(9,552)

Income before income taxes	59,183	48,185	166,359	129,576

Provision for income taxes	20,686	16,054	62,129	45,986

Net income	$38,497	$32,131	$104,230	$83,590

Less: Net income (loss) attributable to the noncontrolling interest	(20)	21	36	(7)

Net income attributable to Sybase, Inc.	$38,517	$32,110	$104,194	$83,597

Basic net income per share attributable to Sybase, Inc. common stockholders (2)	$0.47	$0.40	$1.28	$0.99

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (2)	80,047	79,245	80,147	82,868

Diluted net income per share attributable to Sybase, Inc. common stockholders (2)	$0.43	$0.37	$1.19	$0.93

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (2)	87,427	86,797	86,144	88,115

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

(2)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results
(in 000s except percentage and per share amounts):
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009	2008 (1)
Operating Income

GAAP operating income	70,914	52,907	191,064	140,211
Plus:
Amortization of acquisition-related intangible assets	8,164	8,979	22,005	23,205
Stock-based compensation expense	6,317	5,752	18,746	16,845
Cost of restructure	17	39	18	58
Change in value of assets in deferred compensation plan	1,518	-	2,209	-

Non-GAAP operating income	$86,930	$67,677	$234,042	$180,319

Net Income Attributable to Sybase, Inc.

GAAP net income attributable to Sybase, Inc.	38,517	32,110	104,194	83,597
Plus:
Amortization of acquisition-related intangible assets	8,164	8,979	22,005	23,205
Stock-based compensation expense	6,317	5,752	18,746	16,845
Cost of restructure	17	39	18	58
Impairment loss on auction rate securities	3,730	3,267	5,916	9,552
Imputed interest expense for convertible notes	6,530	4,525	15,786	13,262
Less:
Incremental income taxes associated with certain Non-GAAP items	(7,243)	(6,816)	(20,156)	(20,103)
Credit received on purchased assets	-	(555)	-	(555)

Non-GAAP net income attributable to Sybase, Inc.	$56,032	$47,301	$146,509	$125,861

Net Income Per Diluted Share

GAAP net income per diluted share (2)	$0.43	$0.37	$1.19	$0.93
Plus:
Amortization of acquisition-related intangible assets	0.09	$0.10	0.26	$0.26
Stock-based compensation expense	0.07	$0.07	0.22	$0.19
Cost of restructure	0.00	$0.00	0.00	$0.00
Impairment loss on auction rate securities	0.04	$0.04	0.07	$0.11
Imputed interest expense for convertible notes	0.07	$0.05	0.18	$0.15
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.08)	($0.08)	(0.23)	($0.23)
Credit received on purchased assets	-	($0.01)	-	($0.01)

Non-GAAP net income per diluted share (2)	$0.63	$0.54	$1.67	$1.41

Shares used in computing diluted net income per share (2)	87,427	86,797	86,144	88,115

CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cost of services	383	347	1,155	1,012
Cost of messaging	152	132	443	350
Sales and marketing	1,533	1,429	4,601	4,145
Product development and engineering	786	746	2,399	2,143
General and administrative	3,463	3,098	10,148	9,195

Total	$6,317	$5,752	$18,746	$16,845

CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES

The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cost of license fees	3,180	3,997	7,290	9,114
Cost of messaging	1,180	1,062	3,432	3,082
Amortization of other purchased intangibles	3,804	3,920	11,283	11,009

Total	$8,164	$8,979	$22,005	$23,205

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

(2)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2009	2008 (1)
Cash flows from operating activities:
Net income	$104,230	$83,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,083	77,341
Loss on disposal of assets	53	5
Impairment of investment in auction rate securities	5,916	9,552
Deferred income taxes	12,436	(3,876)
Stock-based compensation – restricted stock	9,208	7,583
Stock-based compensation – all other	9,538	9,262
Tax benefit from stock-based compensation plans	7,999	—
Excess tax benefit from stock-based compensation plans	(7,568)	(8,970)
Imputed interest expense for convertible notes	15,786	13,262
Amortization of note issuance costs	1,522	1,204
Changes in assets and liabilities:
Accounts receivable	51,285	11,003
Prepaid income taxes	(4,678)	17,604
Other current assets	(12,099)	(3,814)
Other assets – operating	(2,795)	805
Accounts payable	(337)	983
Accrued compensation and related expenses	(5,213)	(212)
Accrued income taxes	18,506	13,335
Other accrued liabilities	(963)	(13,290)
Deferred revenues	(5,676)	(6,276)
Other liabilities	(1,660)	1,899
Net cash provided by operating activities	270,573	210,990
Cash flows from investing activities:
(Increase) Decrease in restricted cash	(159)	83
Purchases of investments	(284,756)	(16,332)
Maturities of investments	29,330	35,870
Sales of investments	1,245	80,982
Business combinations, net of cash acquired	—	(27,372)
Purchases of property, equipment and improvements	(16,349)	(26,013)
Proceeds from sale of property, equipment, and improvements	85	22
Capitalized software development costs	(33,982)	(38,885)
Decrease in other assets – investing	18	91
Net cash provided by (used for) investing activities	(304,568)	8,446
Cash flows from financing activities:
Proceeds from the issuance of convertible subordinated notes, net of issuance costs	389,384	—
Extinguishment of convertible subordinated notes	(50,120)	—
Repayments of long-term obligations	(1,043)	(791)
Net proceeds from the issuance of common stock and reissuance of treasury stock	48,559	47,711
Purchases of treasury stock	(85,049)	(300,737)
Excess tax benefit from stock-based compensation plans	7,568	8,970
Net cash provided by (used for) financing activities	309,299	(244,847)
Effect of exchange rate changes on cash	20,269	(20,698)
Net increase (decrease) in cash and cash equivalents	295,573	(46,109)
Cash and cash equivalents, beginning of year	611,364	604,808
Cash and cash equivalents, end of period	$906,937	$558,699

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”) and FAS No. 160, “NonControlling Interests in Consolidated Financial Statements” (FAS 160). As required by the FSP and FAS 160, prior period results have been recast to conform with the new pronouncements.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009
(UNAUDITED)

(In thousands, except per share data)
	Infrastructure	iAnywhere			Consolidated
Revenues:	Platform Group	Solutions	Sybase 365	Eliminations	Total
License fees
Infrastructure	$69,585	$9	$264	$-	$69,858
Mobile and Embedded	12,373	13,944	-	-	26,317
Subtotal license fees	81,958	13,953	264	-	96,175
Intersegment license revenues	33	10,425	8	(10,466)	-
Total license fees	81,991	24,378	272	(10,466)	96,175

Services
Direct service revenue	134,488	9,481	431	-	144,400
Intersegment service revenues	-	7,684	-	(7,684)	-
Total services	134,488	17,165	431	(7,684)	144,400

Messaging
Direct messaging revenue	-	-	52,844	-	52,844

Total revenues	216,479	41,543	53,547	(18,150)	293,419

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	148,616	28,724	47,299	(18,150)	206,489

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	67,863	12,819	6,248	-	86,930

Cost of restructure - 2009 Activity	17	-	-	-	17
Amortization of other purchased intangibles	500	1,024	2,280	-	3,804
Amortization of purchased technology	1,233	1,947	1,180	-	4,360

Operating income before unallocated costs	$66,113	$9,848	$2,788	$-	$78,749

Other unallocated costs					7,835
Operating income after unallocated costs					70,914

Interest income and expense and other, net, and total other-than-temporary impairment losses recognized in earnings					(11,731)

Income before income taxes					59,183

Provision for income taxes					20,686

Net income					$38,497

Less: Net income attributable to the noncontrolling interest					(20)

Net income attributable to Sybase, Inc.					$38,517

Basic net income per share attributable to Sybase, Inc. common stockholders (1)					$0.47

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (1)					80,047

Diluted net income per share attributable to Sybase, Inc. common stockholders (1)					$0.43

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (1)					87,427

(1)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(UNAUDITED)

(In thousands, except per share data)
	Infrastructure	iAnywhere			Consolidated
Revenues:	Platform Group	Solutions	Sybase 365	Eliminations	Total
License fees
Infrastructure	$201,947	$35	$663	$-	$202,645
Mobile and Embedded	31,342	45,581	9	-	76,932
Subtotal license fees	233,289	45,616	672	-	279,577
Intersegment license revenues	87	26,245	26	(26,358)	-
Total license fees	233,376	71,861	698	(26,358)	279,577

Services
Direct service revenue	389,524	27,915	1,522	-	418,961
Intersegment service revenues	-	23,075	-	(23,075)	-
Total services	389,524	50,990	1,522	(23,075)	418,961

Messaging
Direct messaging revenue	6	-	140,345	-	140,351
Intersegment messaging revenues	-	-	5	(5)	-
Total messaging	6	-	140,350	(5)	140,351

Total revenues	622,906	122,851	142,570	(49,438)	838,889

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	438,052	88,734	127,499	(49,438)	604,847

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	184,854	34,117	15,071	-	234,042

Cost of restructure - 2009 Activity	18	-	-	-	18
Amortization of other purchased intangibles	1,548	3,071	6,664	-	11,283
Amortization of purchased technology	1,389	5,901	3,432	-	10,722

Operating income before unallocated costs	$181,899	$25,145	$4,975	$-	$212,019

Other unallocated costs					20,955
Operating income after unallocated costs					191,064

Interest income and expense and other, net, and total other-than-temporary impairment losses recognized in earnings					(24,705)

Income before income taxes					166,359

Provision for income taxes					62,129

Net income					$104,230

Less: Net income attributable to the noncontrolling interest					36

Net income attributable to Sybase, Inc.					$104,194

Basic net income per share attributable to Sybase, Inc. common stockholders (1)					$1.28

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders (1)					80,147

Diluted net income per share attributable to Sybase, Inc. common stockholders (1)					$1.19

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders (1)					86,144

(1)

The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS - SEGMENTS

The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009
	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	66,113	9,848	2,788	181,899	25,145	4,975
Plus:
Amortization of acquisition-related intangible assets	1,733	2,971	3,460	2,937	8,972	10,096
Cost of restructure	17	-	-	18	-	-

Non-GAAP operating income before unallocated costs	$67,863	$12,819	$6,248	$184,854	$34,117	$15,071

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended December 31, 2009
(unaudited)

GAAP-based EPS	$0.52	$0.54

Amortization of acquisition-related intangible assets	0.08	0.08
Stock-based compensation expense	0.08	0.08
Imputed interest expense for convertible notes	0.08	0.08
Impairment loss on auction rate securities	0.00	0.00
Income tax effect of above adjustments	(0.07)	(0.07)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	(0.03)	(0.03)

Non-GAAP EPS	$0.66	$0.68

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2009
(unaudited)

GAAP-based EPS	$1.71	$1.73

Amortization of acquisition-related intangible assets	0.33	0.33
Stock-based compensation expense	0.29	0.29
Imputed interest expense for convertible notes	0.26	0.26
Impairment loss on auction rate securities	0.07	0.07
Income tax effect of above adjustments	(0.33)	(0.33)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$2.33	$2.35

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Three Months Ended
	September 30,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$95,911	$92,934
CS&S revenue	118,081	117,374
Other services	25,888	28,614
Total software license & services revenue	239,880	238,922

Cost of software license & services
Cost of license	15,026	14,154
Cost of services	37,695	39,878
Sales expense	42,662	52,646
Total cost of software license & services	95,383	106,678

Margin	$144,497	$132,244
	60%	55%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$52,844	$44,744
Hosted license and services revenue	695	312
Total messaging and hosted software revenue	53,539	45,056

Cost of messaging & hosted software
Cost of Messaging	34,287	26,913
Sales expense	5,795	5,762
Total cost of messaging & hosted software	40,082	32,675

Margin	$13,457	$12,381
	25%	27%

Total revenues for reportable segments	$293,419	$283,978
Total expenses for reportable segments	135,465	139,353
Total margin for reportable segments	157,954	144,625
Marketing expenses	(9,978)	(10,510)
Product development and engineering expenses	(32,024)	(36,705)
General and administrative expenses	(29,022)	(29,733)
Amortization of intangible assets	(8,164)	(8,979)
Cost (Reversal) of restructure	(17)	(39)
Stock-based compensation	(6,317)	(5,752)
Change in value of assets in deferred compensation plan	(1,518)	-
Interest income and expense and other, net	(11,731)	(4,722)
Income before provision for income taxes	$59,183	$48,185

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Nine Months Ended
	September 30,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$278,904	$261,507
CS&S revenue	341,990	344,996
Other services	75,449	85,906
Total software license & services revenue	696,343	692,409

Cost of software license & services
Cost of license	37,381	38,704
Cost of services	112,589	121,173
Sales expense	131,970	159,426
Total cost of software license & services	281,940	319,303

Margin	$414,403	$373,106
	60%	54%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$140,351	$132,975
Hosted license and services revenue	2,195	1,455
Total messaging and hosted software revenue	142,546	134,430

Cost of messaging & hosted software
Cost of Messaging	86,328	77,186
Sales expense	18,623	18,224
Total cost of messaging & hosted software	104,951	95,410

Margin	$37,595	$39,020
	26%	29%

Total revenues for reportable segments	$838,889	$826,839
Total expenses for reportable segments	386,891	414,713
Total margin for reportable segments	451,998	412,126
Marketing expenses	(30,977)	(31,117)
Product development and engineering expenses	(100,771)	(106,916)
General and administrative expenses	(86,208)	(93,774)
Amortization of intangible assets	(22,005)	(23,205)
Cost (Reversal) of restructure	(18)	(58)
Stock-based compensation	(18,746)	(16,845)
Change in value of assets in deferred compensation plan	(2,209)	-
Interest income and expense and other, net	(24,705)	(10,635)
Income before provision for income taxes	$166,359	$129,576

(1)

On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

CONTACT:
Sybase Investor Relations
For Financial Inquiries:
Charlie Chen, 925-236-6015
charlie@sybase.com
Lynne Farris, 925-236-8797
lynne.farris@sybase.com
or
Sybase Public Relations
For Press Inquiries:
Crystal Lu, 925-236-6431
crystal.lu@sybase.com